UNITED STATES SECURITIES AND EXCHANGE COMMISSION

In Re:
Cartoon Acquisition, Inc.,
a Delaware corporation	Commission File No. 000-50411
Registrant

CERTIFICATE OF MAILINGS

     I, Randolph S. Hudson, certify that on August 18, 2006, I mailed true, complete, and correct copies of the documents described hereinbelow respective to the addressee. Furthermore, the Registrant obtained a validated Certificate of Mailing for each article from the Postmaster at Wyoming, New York on said date, which described the types of documents, respectively, being mailed to the addressee.

Name and Address of Recipient	Description of Documents

Michael H. Troso	1.	Two (2) Originals of the First Amendment to the Hudson
217 Sand Dollar Road		Note (Executed by Randolph S. Hudson).
Indialantic, Florida 32903-2111

Michael H. Troso	1.	Two (2) Originals of the Form of Cartoon's Guaranty of
217 Sand Dollar Road		Hudson's Note (Executed by Cartoon and Hudson).
Indialantic, Florida 32903-2111

DATED: August 22, 2006

		/s/ Randolph S. Hudson

		Randolph S. Hudson